EXHIBIT 99.1

China Shuangji Cement, Ltd. to Present at Rodman & Renshaw Annual China Investment Conference

ZHAOYUAN CITY, CHINA--(Marketwire - 03/01/10) - China Shuangji Cement, Ltd. (OTC.BB:CSGJ - News) ("China Shuangji" or the "Company"), a leading producer of high-quality Portland cement in Shandong and Hainan Provinces in the People's Republic of China (PRC), announced today that the Company's Chief Financial Officer, Ms. Michelle Zhu, will present at the upcoming Rodman & Renshaw Annual Global Investment Conference being held from March 7-9, 2010 at the Regent Hotel, Beijing.

The Rodman & Renshaw Annual China Investment Conference is a three-day conference in Beijing that will feature presentations from CEOs and CFOs of more than 130 companies in the Agriculture, Auto, Cleantech & Energy, Consumer/Retail, Education, Healthcare, Industrial, and Technology industries. It is expected that there will be more than 500 registered attendees to this invitation only event.

President Bill Clinton, will make a special guest appearance via satellite the evening of Monday, March 8, 2010, and General Colin L. Powell, USA (Ret.), former U.S. Secretary of State and retired four-star general in the United States Army, will present the conference keynote address on the morning of March 8, 2010. Opening remarks will be delivered by Sam Dryden, a Rodman & Renshaw board member and director of the Bill and Melinda Gates Foundation.

The date, time and location of China Shuangji's presentation at the conference are as follows:

Date:

Tuesday, March 9, 2010

Time:

3:15 - 3:40 p.m.

Venue:

Ballroom III,

The Regent Hotel

99 Jinbao Street

Dongcheng District

Beijing 10005, China

Qualified investors, portfolio managers and analysts may also register on-line to request 1x1 meetings with the Chairman, CEO and CFO of China Shuangji. http://www.rodm.com/conferences?id=49&link=1x1meetings

Participation in the Rodman & Renshaw Annual Global Investment Conference is by invitation only. For more information, please see http://www.rodmanandrenshaw.com/ or email LK@rodm.com

About China Shuangji Cement, Ltd.

China Shuangji Cement, Ltd. (OTC.BB:CSGJ - News), through its affiliates and controlled entities, is a leading producer of high-quality Portland cement in Shandong and Hainan Provinces. Its processed cement products are primarily purchased by contractors for the construction of buildings, roads, and other infrastructure projects. The Company currently produces approximately 1,500,000 tons of Portland cement annually from two facilities in Hainan and one facility in Shandong and it expects its output will increase by 1,000,000 tons to a total of 2,500,000 tons once the new Zhaoyuan (Shandong Province) plant and upgrades are completed.

http://www.shuangjicement.com

About Rodman & Renshaw, LLC

Rodman & Renshaw is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. Rodman also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research

Systems, Rodman has been ranked the #1 Placement Agent in terms of deal volume of PIPE and RD financing transactions completed every year since 2005. For more information please visit: http://www.rodm.com

MEMBER FINRA, SIPC

Cautionary Statement under the Private Securities Litigation Reform Act:

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2008 Form 10-K filed with the Securities and Exchange Commission on May 13, 2009 and detailed in other reports filed with the Securities and Exchange Commission from time to time.

Contact:

Investor Relations Contact:

Mr. Andrew Haag

Managing Partner

Hampton Growth, LLC

Tel: 877-368-3566

E-mail: csgj@hamptongrowth.com

Mr. Robert Haag

Managing Director, Asia

Tel:  152 2174 3282

E-mail: robert@hamptongrowth.com

Website: http://www.hamptongrowth.com/